EXHIBIT 10.3

SECURITY AGREEMENT

SECURITY AGREEMENT made by National Datacomputer, Inc., a Delaware corporation (the “Debtor”) in favor of Bruna Bucacci, in her capacity as agent for the Secured Parties (as defined herein, the “Agent” and in her capacity as Lender), the Lenders who agree to the terms of this Agreement either by executing the signature page hereto or by executing a counterpart signature in the form attached to this Agreement (such investors collectively, the “Secured Parties”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Secured Convertible Notes purchased and to be purchased by the Secured Parties pursuant to the Company’s Confidential Private Offering Memorandum dated April 21, 2010 and those certain subscription agreements (collectively, the “Subscription Agreements”) by and between Debtor and each of the Secured Parties (the “Notes”). In consideration of the agreement of the Secured Parties to make loans to the Debtor in accordance with the terms and conditions set forth in the Notes, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Debtor hereby agrees for the benefit of the Secured Parties, as follows:

1.           Grant of Security Interest. As collateral security for the payment and performance when due of all Obligations (defined below), the Debtor hereby collaterally assigns, mortgages, and pledges to the Agent, for the benefit of herself and the Secured Parties, and hereby grants to the Agent, for the benefit of herself and the Secured Parties, a continuing security interest in and right of setoff against, all of the Debtor’s right, title and interest in, to and under the Collateral (defined below).

(a)           “Collateral” means all the Debtor’s present and future right, title and interest in and to any of the following property, wherever located and whether now owned or hereafter acquired (together with all other collateral security for the Obligations at any time granted to or held or acquired by the Secured Parties): All of the Debtor’s tangible and intangible personal property, including without limitation, all inventory, equipment and other goods, all accounts receivable, notes, drafts, acceptances, instruments and documents, chattel paper, general intangibles (including, without limitation, Intellectual Property (hereinafter defined)), deposit accounts (and all monies, credit balances, deposits and other property of Debtor now or hereafter held or received by or in transit to the Agent or any Secured Party or at any depositary or other institution from or for the account of Debtor, whether for safekeeping, pledge, custody, transmission, collection or otherwise), investment property, commercial tort claims, letters of credit and banker’s acceptances, books and records, and all cash and non-cash proceeds of the foregoing in whatever form received, including without limitation insurance proceeds and claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral. Any of the foregoing terms which are specifically defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts shall have the meanings given therein (“UCC”).

(b)           “Intellectual Property” means all of Debtor’s right, title and interest in and to any and all of the following, whether now owned or hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark); customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registrations; software and contract rights relating to software, in whatever form created or maintained.

(c)           “Loan Documents” shall mean this Agreement, the Notes, the Subscription Agreements and the any agreements, documents and instruments executed and/or delivered in connection herewith and/or therewith.

(d)           “Obligations” means any and all payment and performance obligations of every kind, nature and description of the Debtor to Agent and the Secured Parties arising under the Notes and under the other Loan Documents, including, without limitation, principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, debtor or otherwise, now existing or hereafter arising, direct or indirect, absolute or contingent, due or to become due, primary or secondary, secured or unsecured, liquidated or unliquidated, whether arising after the commencement of any case with respect to Debtor under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case).

(e)           “Permitted Liens” shall mean liens for taxes, assessments or other governmental charges or levies not yet delinquent and liens securing purchase money indebtedness, or capitalized leases for the acquisition of capital assets.

(f)           “Person” or “person” shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter status under the Internal Revenue Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

(g)           “Required Secured Parties” shall mean, at any time, those Secured Parties who hold a majority of the aggregate of the Principal Amount of the Notes then outstanding.

(h)           “UCC” shall have the meaning set forth in the definition of Collateral above.

2.           Perfection of Security Interests.

(a)           Debtor irrevocably and unconditionally authorizes the Agent to file, on behalf of the Secured Parties, at any time and from time to time such financing statements with respect to the Collateral naming the Agent and/or Secured Parties as the secured party and Debtor as debtor, as the Agent may require, and including any other information with respect to Debtor or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as the Agent may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Debtor hereby ratifies and approves all financing statements naming the Agent and/or Secured Parties as secured party and Debtor as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of the Agent and/or Secured Parties prior to the date hereof and ratifies and confirms the authorization of the Agent to file such financing statements (and amendments, if any). Debtor hereby authorizes the Agent to adopt on behalf of Debtor any symbol required for authenticating any electronic filing. In no event shall Debtor at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming the Agent and/or Secured Parties as secured party and Debtor as debtor, except as provided in Section 9-509(d) of the UCC.

(b)           Debtor shall take any other actions reasonably requested by the Agent from time to time to cause the attachment, perfection and preserve the first priority of (subject only to certain of the Permitted Liens), and enable Agent to enforce the security interest of the Agent and/or Secured Parties in any and all of the Collateral (on behalf of itself and the Secured Parties), including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that Debtor’s signature thereon is required therefor, (ii) causing the Agent’s name to be notated as secured party on any certificate of title with respect to Debtor’s titled goods if such notation is a condition to attachment, perfection or priority of, or ability of the Agent to enforce, the security interest of Agent and the Secured Parties in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Agent to enforce, the security interest of Agent and the Secured Parties in such Collateral, (iv) obtaining the consents and approvals of any governmental authority or third party, including, without limitation, any consent of any licensor, lessor or other Person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction and (v) obtaining control agreements with respect to each of the Debtor’s deposit accounts and investment accounts, if any.

3.           Representations and Warranties. Debtor hereby represents and warrants to Agent and the Secured Parties the following (which shall survive the execution and delivery of this Agreement):

(a)           Corporate Existence, Power and Authority. Debtor is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Debtor’s financial condition, results of operation or business or the rights of Agent and the Secured Parties in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Loan Documents and the transactions contemplated hereunder and thereunder (i) are all within Debtor’s corporate powers, (ii) have been duly authorized, (iii) are not in contravention of law or the terms of any Debtor’s certificate of incorporation or by-laws, or any indenture, agreement or undertaking to which Debtor is a party or by which Debtor or its property are bound which has not been waived and (iv) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of Debtor other than as contemplated in this Agreement and the other Loan Documents. This Agreement and the other Loan Documents to which Debtor is a party constitute legal, valid and binding obligations of Debtor enforceable in accordance with their respective terms except to the extent that the enforceability of any or all of the same may be affected by proceedings in bankruptcy.

(b)           Name; State of Organization; Chief Executive Office; Collateral Locations. The exact legal name of Debtor is as set forth on the signature page of this Agreement. Debtor has not, during the five years prior to the date of this Agreement, been known by or used any other corporate or fictitious name. Debtor is a Delaware corporation. The chief executive office and mailing address of Debtor and Debtor’s records concerning accounts are located only at the address identified as such set forth on Schedule 3(b) hereto and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth on Schedule 3(b) hereto. Schedule 3(b) hereto correctly identifies any of such locations which are not owned by Debtor and sets forth the owners and/or operators thereof.

(c)           Priority of Liens; Title to Properties. The security interests and liens granted to Agent and the Secured Parties under this Agreement and the other Loan Documents constitute valid and perfected first priority liens and security interests in and upon the Collateral junior only to the Permitted Liens in existence on the date hereof. Debtor has good, valid and merchantable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except the Permitted Liens.

(d)           Intellectual Property. Debtor owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted. As of the date hereof, Debtor does not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in Schedule3(d). No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. To Debtor’s knowledge, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by Debtor infringes any patent, trademark, service mark, trade name, copyright, license or other Intellectual

Property owned by any other Person presently and no claim or litigation is pending or threatened against or affecting Debtor contesting its right to sell or use any such Intellectual Property.

(e)           Subsidiaries; Affiliates. Debtor does not have any direct or indirect subsidiaries or affiliates and is not engaged in any joint venture or partnership.

(f)           Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement and each of the other Loan Documents shall survive the execution and delivery of this Agreement and shall be conclusively presumed to have been relied on by Agent and the Secured Parties regardless of any investigation made or information possessed by the Agent and/or any Secured Party. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Debtor gave prior to the date hereof, shall now or hereafter give, or cause to be given, to Agent or any Secured Party.

4.           Affirmative and Negative Covenants.

(a)           Maintenance of Existence.

(i)           Debtor shall at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto and shall use commercially reasonable efforts to maintain in full force and effect all licenses, trademarks, trade names, approvals, authorizations, leases, contracts and permits necessary to carry on the business as presently or proposed to be conducted.

(ii)           Debtor shall not change its name unless each of the following conditions is satisfied: (1) Agent shall have received not less than thirty (30) days prior written notice from Debtor of such proposed change in its corporate name, which notice shall accurately set forth the new name; and (2) Agent shall have received a copy of the amendment to the certificate of incorporation of Debtor providing for the name change certified by the Secretary of State of the State of Delaware as soon as it is available.

(iii)           Debtor shall not change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless Agent shall have received not less than thirty (30) days’ prior written notice from Debtor of such proposed change, which notice shall set forth such information with respect thereto as Agent may require and Agent shall have received such agreements as Agent may reasonably require in connection therewith. Debtor shall not change its type of organization, jurisdiction of organization or other legal structure.

(b)           New Collateral Locations. Debtor shall not open any new location within the continental United States unless the Debtor (i) gives Agent thirty (30) days prior written notice of the intended opening of any such new location and (ii) executes and delivers, or causes to be executed and delivered, to Agent such agreements, documents, and instruments as Agent may deem reasonably necessary or desirable to protect her interests in the Collateral at such location.

(c)           Compliance with Laws, Regulations, Etc. Debtor shall, and shall cause each of its subsidiaries to, at all times, comply in all material respects with all laws, rules, regulations, licenses, approvals, orders and other permits applicable to it and duly observe all requirements of any foreign, Federal, State or local governmental authority.

(d)           Protective Provisions. Debtor shall not, and shall not permit any of its subsidiaries to, directly or indirectly, without the prior consent of the Required Secured Parties:

(i)  sell or otherwise dispose of any of its assets, other than in connection with sales or the grants of non-exclusive licenses to customers in the ordinary course of business and for the disposition of equipment or inventory reasonably deemed to be obsolete or unusable;
(ii)  amend or waive any provision of the Company’s Certificate of Incorporation or By-Laws, as amended to date;

(iii)  authorize or issue (by reclassification or otherwise) any equity security, including any other security convertible into or exchangeable for any equity security, having rights, preferences or privileges senior to the Company’s common stock, par value $.001 per share;

(iv)  effect any liquidation, winding up, or merger of the Company, or sell all or substantially all of the assets of the Company;

(v)   repurchase or redeem any capital stock of the Company, except to repurchase vested options and other equity from employees as approved from time to time by the Company’s Board of Directors;

(vi)  materially change the principal business of the Company;

(vii)      incur indebtedness other than ordinary trade credit and indebtedness that is expressly subordinated to the Notes; or

(viii)     declare or pay any dividend or other distribution in respect of the Company’s capital stock.

(e)           Encumbrances. Debtor shall not, and shall not permit any of its subsidiaries to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any security interest or lien with respect to any such assets or properties, except:

(i)           the security interests and liens of Agent and the Secured Parties; and

(ii)           the Permitted Liens.

                      (f)           Costs and Expenses. Debtor shall pay to Agent on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, syndication, administration, collection, liquidation, enforcement and defense of the Obligations, Agent’s and the Secured Parties’ rights in the Collateral, this Agreement, the other Loan Documents, and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (i) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes and intangibles taxes, if applicable); (ii) costs and expenses and fees for insurance premiums, appraisal fees and search fees, costs and expenses of collecting checks and other items of payment, together with Agent’s customary charges and fees with respect thereto; (iii) costs and expenses of preserving and protecting the Collateral; (iv) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Agent and the Secured Parties, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement or the other Loan Documents or defending any claims made or threatened against the Agent or any Secured Party arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); and (v) the reasonable fees and disbursements of counsel to Agent in connection with any of the foregoing. Such fees, costs and expenses shall be added to the Obligations and shall accrue interest at the rate applicable to Obligations under the Notes.

(g)           Insurance. Debtor shall at all times maintain with financially sound and reputable insurers adequate insurance with respect to the Collateral in Agent’s reasonable discretion.

5.           Agent’s and Secured Parties’ Rights and Obligations. Debtor shall remain liable under all accounts receivable, instruments and documents and general intangibles. Neither Agent nor any Secured Party shall have any obligation or liability under any accounts receivable, instruments and documents or general intangibles by reason of this Agreement or the exercise of Agent’s or any Secured Party’s rights and remedies hereunder, nor shall Agent or any Secured Party be required to perform the Debtor’s obligations pursuant thereto. Neither Agent nor any Secured Party shall have any obligation to inquire as to the sufficiency of any payment received by it on account of any of Debtor’s accounts receivable or to take any action to collect or enforce the payment of any account receivable.

6.           Further Assurances. At Agent’s request from time to time, the Debtor will execute and deliver or cause to be executed and delivered any and all such further agreements, instruments and documents and take such further actions as Agent may reasonably deem desirable to evidence, perfect, maintain and enforce the security interests of Agent and the Secured Parties and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement and the other Loan Documents.

7.           Events of Default. The occurrence of any event of default under the Notes, this Security Agreement or any of the other Loan Documents shall each constitute an event of default hereunder (each, an “Event of Default”).

8.           Remedies Upon Default.

(a)           Without limiting the generality of the foregoing, at any time an Event of Default exists or has occurred and is continuing, the Agent may, at her option:

(i)           declare all Obligations secured hereby immediately due and payable, terminate the Loan Documents and/or shall have all of the rights and remedies of a secured party under the other Loan Documents, the UCC and under other applicable law, all of which rights and remedies may be exercised without notice to or consent by Debtor, except as such notice or consent is expressly provided for hereunder or required by applicable law.

(ii)           notify Debtor’s account or contract debtors (or other obligors whose obligations to Debtor secure this agreement) of the security interest of Agent and the Secured Parties and that such account or contract debtors are to make payments directly to Agent for the benefit of itself and the Secured Parties. The Agent may send this notice in Debtor’s name or in Agent’s name, and at Agent’s request, Debtor will join in Agent’s notice, provide written confirmation of the security interest of Agent and the Secured Parties and request that payment be sent to Agent. The Agent, on behalf of herself and the Secured Parties, may enforce this obligation by specific performance. The Agent, on behalf of herself and the Secured Parties, may collect all amounts due on the accounts and accounts receivable. Upon and after notification by Agent to Debtor, Debtor shall hold any proceeds and collections of any of the collateral in trust for Agent and shall not commingle such proceeds or collections with any other of Debtor’s funds, and Debtor shall deliver all such proceeds to Agent, for the benefit of herself and the Secured Parties, immediately upon Debtor’s receipt thereof in the identical form received and duly endorsed or assigned to Agent for the benefit of herself and the Secured Parties.

(iii)           with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral.

(iv)           collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral.

(v)           remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose.

(vi)           sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker’s board, at any office of Agent or elsewhere) at such prices or terms as Agent may deem reasonable, for cash, upon credit or for future delivery, with Agent having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Debtor, which right or equity of redemption is hereby expressly waived and released by Debtor.

(vii)           At the request of Agent, the Debtor shall cause the Collateral, or such portion of the Collateral as Agent may direct, to be assembled for Agent at such location (including, without limitation, Debtor’s business address) as Agent may request.

(viii)           proceed directly against Debtor to collect the Obligations without prior recourse to the Collateral.

(b)           Debtor expressly waives any right to require Agent to marshal assets in favor of Debtor or any guarantor of the Obligations and agrees that Agent may proceed against Debtor or any Collateral in such order as Agent shall determine in her sole an absolute discretion.

(c)           If any of the Collateral is sold or leased by Agent upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Agent, for the benefit of itself and the Secured Parties. If notice of disposition of Collateral is required by law, 10 days prior notice by the Agent to Debtor designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be commercially reasonable notice thereof and Debtor waives any other notice. In the event Agent institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Debtor waives the posting of any bond which might otherwise be required. Any such sale may take place from Debtor’s location or such other location as Agent may designate.

(d)           Debtor hereby irrevocably appoints Agent as its true and lawful attorney-in-fact with full power of substitution, effective upon the occurrence and continuation of an Event of Default, to take any of the actions set forth in this Section 8 in the name of the Debtor or Agent to carry out the terms of this Agreement and to protect, enforce, preserve or perfect the rights of Agent and the Secured Parties hereunder and under the other Loan Documents. Such power of attorney is irrevocable and shall be deemed to be coupled with an interest.

(e)           For the purpose of enabling Agent to exercise the rights and remedies hereunder, Debtor hereby grants to Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Debtor) to use, assign, license or sublicense any of the trademarks, service marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by Debtor, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

(f)           Agent may apply the cash proceeds of Collateral actually received by Agent from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations. Debtor shall remain liable to Agent and the Secured Parties for the payment of any deficiency with interest at the highest rate provided for in the Notes and all costs and expenses of collection or enforcement, including reasonable attorneys’ fees and legal expenses.

 9.           Agent.

(a)           Appointment, Powers and Immunities. Each Secured Party hereby designates and appoints the Agent as its agent, commencing on the date hereof and terminating upon the earlier to occur of the conversion of the Notes to equity in accordance with the Notes and the payment of the Obligations in full in immediately available funds, for purposes of, among other things, collecting, holding and realizing on Collateral for the benefit of itself and the Secured Parties, perfecting the security interest of Agent and Secured Parties in the Collateral, distributing the proceeds of such Collateral and any payments received by Debtor in accordance with the terms hereof, enforcing Secured Parties’ rights and remedies (in Agent’s discretion or at the direction of the Required Secured Parties) hereunder and under the other Loan Documents and for all other acts to be carried out by Agent (or not carried out by Agent in Agent’s discretion) pursuant to the terms hereof and the other Loan Documents. Each Secured Party irrevocably authorizes the Agent to exercise all such powers as are expressly delegated to the Agent hereunder and in the other Loan Documents, together with such other powers as are reasonably incidental thereto. Agent (i) shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Documents be a trustee or fiduciary for any Secured Party; (ii) shall not be responsible to Secured Parties for any recitals, statements, representations or warranties contained in this Agreement or in any of the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Loan Document or any other document referred to or provided for herein or therein or for any failure by Debtor or any other Person to perform any of its obligations hereunder or thereunder; and (iii) shall not be responsible to Secured Parties for any action taken or omitted to be taken by her hereunder or under any Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for her own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by her in good faith. Each Secured Party authorizes and directs Agent to enter into this Agreement and the other Loan Documents. Each Secured Party agrees that any action taken by Agent or Required Secured Parties in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by Agent or Required Secured Parties of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Secured Parties.

(b)           Reliance by Agent. As to any matters not expressly provided for by this Agreement or any other Loan Documents, Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Secured Parties (unless the authorization/instruction of all Secured Parties is required under the Loan Documents), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all Secured Parties.

(c)           Events of Default. Agent shall take such action with respect to any continuing Event(s) of Default as shall be directed by the Required Secured Parties to the extent provided for herein; provided, however, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to or by reason of such Event(s) of Default, as she shall deem advisable in the best interest of Secured Parties. Except with the prior written consent of Agent, none of the Secured Parties may assert or exercise any enforcement right or remedy in respect of the Obligations, the Notes, this Agreement, any of the other Loan Documents or the Subscription Agreement as against the Debtor or any of the Collateral or other property of the Debtor. Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless she shall receive further assurances to her satisfaction from Secured Parties of their indemnification obligations under Section 9(d) hereof against any and all liability and expense that may be incurred by her by reason of taking or continuing to take any such action.

(d)           Indemnity. Secured Parties agree to indemnify Agent (to the extent not reimbursed by Debtor hereunder and without limiting any obligations of Debtor hereunder) ratably, in accordance with their pro rata share of the Obligations, for any and all claims of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Agent (including by any Secured Party) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Documents or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Agent is obligated to pay hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, however, that no Secured Party shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction. The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement.

(e)           Collateral Matters. Secured Parties hereby irrevocably authorize Agent, at her option and in her discretion, to release any security interest in, or lien upon, any of the Collateral (i) upon satisfaction of all of the Obligations (other than contingent indemnification Obligations to the extent no claim giving rise thereto has been asserted), or (ii) constituting property being sold or disposed of in the ordinary course of Debtor’s business, or (iii) if required or permitted under the terms of any of the other Loan Documents, or (iv) approved, authorized or ratified in writing by all of Secured Parties or (v) the consummation of the conversion of a;; pf the Notes to equity in accordance with the Notes. Except as provided above, Agent will not release any security interest in, mortgage or lien upon, any of the Collateral without the prior written authorization of all of Secured Parties. Upon request by Agent at any time, Secured Parties will promptly confirm in writing Agent’s authority to release particular types or items of Collateral pursuant to this Section. Agent shall have no obligation whatsoever to any Secured Party, to confirm or assure that the Collateral exists or is owned by Debtor or is cared for, protected or insured or has been encumbered, or that the liens and security interests granted to Agent pursuant hereto or any of the Loan Documents or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this Agreement or in any of the other Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, Agent may act in any manner she may deem appropriate, in her discretion, given Agent’s own interest in the Collateral as a Secured Party and that Agent shall have no duty or liability whatsoever to any other Secured Party. Each Secured Party hereby appoints Agent and each other Secured Party as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral of Agent in assets which, in accordance with Article 9 of the UCC can be perfected only by possession (or where the security interest of a secured party with possession has priority over the security interest of another secured party) and Agent and each Secured Party hereby acknowledges that it holds possession of any such Collateral for the benefit of Agent as secured party. Should any Secured Party obtain possession of any such Collateral, such Secured Party shall notify Agent thereof, and, promptly upon Agent’s request therefor shall deliver such Collateral to Agent or in accordance with Agent’s instructions.

(f)           Application of Proceeds of Collateral and Other Payments. Agent shall apply the proceeds of Collateral and any other payments that she receives on behalf of the Secured Parties as follows: first, to pay any fees, indemnities, costs or expense reimbursements then due to Agent and Secured Parties from Debtor; second, to pay interest due in respect of the Notes and the other Obligations (on a pro rata basis among the Agent and the Secured Parties with respect to the amount of Obligations owed to Agent and the Secured Parties); third, to pay principal due in respect of the Notes and the other Obligations (on a pro rata basis among the Agent and the Secured Parties with respect to amount of Obligations owed to Agent and the Secured Parties).

10.           Waiver of Counterclaims. Debtor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the other Loan Documents, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

11.           Indemnity.  Debtor shall indemnify and hold Agent and the Secured Parties (each, an “Indemnitee”) harmless from and against any and all losses, claims, damages, liabilities, costs or expenses (including attorneys’ fees and expenses) imposed on, incurred by or asserted against it in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Loan Documents or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel except that Debtor shall not have any obligation under this Section to indemnify the Indemnitee with respect to a matter covered hereby resulting from the gross negligence or willful misconduct of the Indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction.  The foregoing indemnity shall survive the payment of the Obligations and the termination of this Agreement.

12.           Notices.  All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one business day after sending; and if by certified mail, return receipt requested, five days after mailing. All notices, requests and demands upon the parties are to be given to the parties hereto at the addresses referenced on the signature pages hereto (unless each of the parties hereto are notified of an address change in accordance with this Section).

13.           Waiver of Jury Trial. DEBTOR, AGENT AND THE SECURED PARTIES EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. DEBTOR, AGENT AND THE SECURED PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT DEBTOR, AGENT OR ANY SECURED PARTY MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

14.           Miscellaneous. Except as specifically provided in the Notes, none of the terms or provisions of this Agreement or the other Loan Documents may be waived, altered, modified or amended except by an instrument in writing, duly executed by Agent (upon the consent of the Required Secured Parties) and the Debtor. The rights and remedies of Agent and the Secured Parties hereunder, under the Loan Documents or under any other agreement or instrument shall be cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts. This Agreement shall be assignable by Agent and any Secured Party without Debtor’s consent and shall be binding upon and shall inure to the benefit of Debtor, Agent and the Secured Parties and their respective successors and assigns; provided, however, that Debtor may not assign or transfer any rights or obligations hereunder without the prior written consent of Agent and each Secured Party. This Security Agreement is supplemental to the Notes. In the event of any irreconcilable conflict between the provisions of this Agreement and the Notes the provisions of this Agreement shall control. This Agreement, the other Loan Documents, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. This Agreement or any of the other Loan Documents may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Loan Documents by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Loan Documents (other than the Notes).

[Remainder of Page Intentionally Left Blank]

EXECUTED an instrument under seal as of April 21, 2010.

DEBTOR:	AGENT:
NATIONAL DATACOMPUTER, INC. By: ______________________________________ Name: Bruna Bucacci Title: President and Chief Executive Officer	_____________________________________ Bruna Bucacci

NATIONAL DATACOMPUTER, INC.

Counterpart Signature Page to
Security Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers under seal, all as of the day and year first above written.

SECURED PARTY:

By: _____________________________________
Name:
Title:

ADDRESS: _______________________________

_______________________________

TELEFAX: _______________________________

Schedule 3(b)

Collateral Locations

National Datacomputer, Inc.
19B Crosby Drive
Bedford, Massachusetts 01730

Laptop computers and other miscellaneous equipment
are in the possession of employees.

Schedule 3(c)

Security Interests

None

Schedule 3(d)

Registered Trademarks

Registered U.S. Trademark	Registration Number

Routerrider LE	3197629

NDI NATIONAL DATACOMPUTER, INC.	2595347

Datacomputer	2438569

Route Rider	2246404

National Datacomputer	1686078